                                                                   EXHIBIT 99.11

                          SIGHT RESOURCE CORPORATION
                      PROFORMA CONSOLIDATED BALANCE SHEET
                                MARCH 27, 1999
                (In Thousands, Except Share and Per Share Data)


                                                                          SRC                      PURCHASE        PRO FORMA
                                                                     CONSOLIDATED     KENT      ADJUSTMENTS (5)   CONSOLIDATED
                                                                 -----------------------------------------------------------
ASSETS
Current Assets:
     Cash and cash equivalents                                            $   954     $  200         $  385        $ 1,539
     Accounts receivable, net of allowance
         of $1,395                                                          3,386        748                         4,134
     Inventories                                                            5,007        899           (100)         5,806
     Prepaid expenses and other current assets                                560         34                           594
                                                                 ----------------------------------------------------------
         Total current assets                                               9,907      1,881            285         12,073
                                                                 ----------------------------------------------------------

Property and equipment                                                     14,748      1,392                        16,140
Less accumulated depreciation                                              (8,700)      (991)                       (9,691)
                                                                 ----------------------------------------------------------
     Net property and equipment                                             6,048        401              0          6,449
                                                                 ----------------------------------------------------------

Other Assets:
     Intangible assets, net                                                17,278        511          6,883         24,672
     Other assets                                                             967         14                           981
                                                                 ----------------------------------------------------------
         Total other assets                                                18,245        525          6,883         25,653
                                                                 ----------------------------------------------------------
                                                                          $34,200     $2,807         $7,168        $44,175
                                                                 ==========================================================

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
     Revolver notes payable                                               $   745     $  120         $  275        $ 1,140
     Current portion of long term debt                                        388        225            593          1,206
     Current portion of capital leases                                         49                                       49
     Accounts payable                                                       2,618        550                         3,168
     Accrued expenses                                                       3,540        278            565          4,383
                                                                 ----------------------------------------------------------
         Total current liabilities                                          7,340      1,173          1,433          9,946
                                                                 ----------------------------------------------------------

Non-current liabilities:
     Long term debt, less current maturities                                  763      1,176          5,580          7,519
     Capital leases                                                            19                                       19
     Other liabilities                                                        166                                      166
                                                                 ----------------------------------------------------------
         Total non-current liabilities                                        948      1,176          5,580          7,704
                                                                 ----------------------------------------------------------

Series B redeemable convertible preferred stock
     1,452,119 shares issued                                                6,535                                    6,535

Stockholders' equity:
     Preferred stock, $.01 par value.  Authorized 5,000,000
      shares; no shares of Series A issued and outstanding.
     Common stock, $.01 par value.  Authorized 20,000,000
      shares; issued 9,091,552.                                                91         37            (35)            93
     Additional paid-in capital                                            37,518        433            200         38,151
     Treasury stock at cost, 30,600 shares.                                  (137)                                    (137)
     Unearned compensation                                                    (17)                                     (17)
     Accumulated earnings/(deficit)                                       (18,078)       (12)           (10)       (18,100)
                                                                 ----------------------------------------------------------
         Total stockholders' equity                                        19,377        458            155         19,990
                                                                 ----------------------------------------------------------
                                                                          $34,200     $2,807         $7,168        $44,175
                                                                 ==========================================================

                           See accompanying notes to the consolidated financial statements.


                           The above unaudited pro forma financial information reflects certain adjustments, including amortization of goodwill, interest expense from acquisition-related debt, and an increase in the weighted average shares outstanding. This pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisition taken place at the beginning of 1998 and is not necessarily indicative of results that may be obtained in the future.
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                          SIGHT RESOURCE CORPORATION
                           PROFORMA INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 27, 1999
                 (In Thousands, Except for Per Share Amounts)


                                                         SRC                      PURCHASE         PRO FORMA
                                                    CONSOLIDATED         KENT    ADJUSTMENTS      CONSOLIDATED
                                                ---------------------------------------------   --------------
Net Revenue                                              $15,764       $2,555                      $18,319
Cost of Revenue                                            5,013        1,128                        6,141
                                                -----------------------------------------     ----------------
     Gross Margin                                         10,751        1,427           0           12,178

Selling, General and Admin Expenses                       10,194        1,878          70 (2)       12,142

                                                -----------------------------------------     ----------------
     Income/(Loss) from Operations                           557         (451)        (70)              36

Other Income (Expense):
     Interest Income                                          42                                        42
     Interest Expense                                        (82)         (36)       (114)(1)         (232)
     Write Off of Deferred Financing Costs                  (323)                                     (323)
                                                -----------------------------------------      ---------------
         Total Other Income                                 (363)         (36)       (114)            (513)
                                                -----------------------------------------      ---------------

     Income/(Loss) Before Income Taxes                       194         (487)       (184)            (477)

Income Tax Expense                                            21            0           0 (4)           21

     Net Income/(Loss)                                   $   173       $ (487)      $(184)          $ (498)
                                                =========================================      ===============

Basic Loss Per Common Share                                $0.02                                    $(0.05)
                                                =================                              ===============

Weighted Average Number of Common
     Shares Outstanding                                    9,061                      160 (3)        9,221
                                                =================            ============      ===============


               See accompanying notes to the consolidated financial statements.

                The above unaudited pro forma financial information reflects certain adjustments, including amortization of goodwill, interest expense from acquisition-related debt, and an increase in the weighted average shares outstanding.  This pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisition taken place at the beginning of 1998 and is not necessarily indicative of results that may be obtained in the future.

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                          SIGHT RESOURCE CORPORATION
                           PROFORMA INCOME STATEMENT
                         YEAR ENDED DECEMBER 31, 1998
                 (In Thousands, Except for Per Share Amounts)

                                                         SRC                                     PURCHASE                PRO FORMA
                                                    CONSOLIDATED              KENT             ADJUSTMENTS              CONSOLIDATED
                                                ----------------------------------------------------------------    ----------------
Net Revenue                                              $54,971              $10,206                                       $65,177
Cost of Revenue                                           18,991                3,534                                        22,525
                                                -----------------------------------------------------------         ----------------
     Gross Margin                                         35,980                6,672                    0                   42,652

Selling, General and Admin Expenses                       37,036                6,179                  282 (2)               43,497

                                                -----------------------------------------------------------         ----------------
     Income/(Loss) from Operations                        (1,056)                 493                 (282)                    (845)

Other Income (Expense):
     Interest Income                                         184                                                                184
     Interest Expense                                       (201)                (129)                (457)(1)                 (787)
     Gain on Sale of Assets                                  158                                                                158
                                                -----------------------------------------------------------         ----------------
         Total Other Income                                  141                 (129)                (457)                    (445)
                                                -----------------------------------------------------------         ----------------

     Income/(Loss) Before Income Taxes                      (915)                 364                 (739)                  (1,290)

Income Tax Expense                                            70                   10                    0 (4)                   80

     Net Income/(Loss)                                   $  (985)                $354                $(739)                 $(1,370)
                                                ===========================================================         ================

Basic Loss Per Common Share                              $ (0.11)                                                           $ (0.15)
                                                =================                                                   ================

Weighted Average Number of Common
     Shares Outstanding                                    8,867                                       160 (3)                9,027
                                                =================                     =====================         ================

               See accompanying notes to the consolidated financial statements.

                The above unaudited pro forma financial information reflects certain adjustments, including amortization of goodwill, interest expense from acquisition-related debt, and an increase in the weighted average shares outstanding.  This pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisition taken place at the beginning of 1998 and is not necessarily indicative of results that may be obtained in the future.
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

                          SIGHT RESOURCE CORPORATION
                    NOTES TO PROFORMA FINANCIAL STATEMENTS

(1)    To record the interest expense on approximately $6.6 million of debt used to finance the acquisition and retire approximately $1.3 million of assumed debt.

(2)    To record an estimate of the amortization of the excess of purchase price over the fair market value of assets acquired of approximately $7.0 million.

(3)    To record additional shares issued in the acquisition as outstanding since the beginning of the period presented.

(4)    Any proforma taxes would primarily relate to state taxes as the Company has loss carryforwards and Kent Optical was an S Corporation.  Estimate is minimal.

(5)    To record the acquisition of Kent Optical.

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